We are renewing our commitment to our customers, our employees, our shareholders and to our communities.

MAIN STREET TRUST, INC.™

Busey®



VAN A. DUKEMAN, CFA
President/CEO, Main Street Trust, Inc.



DOUGLAS C. MILLS
Chairman/CEO, First Busey Corporation

First Busey Corporation and Main Street Trust, Inc. are joining forces in a merger of equals transaction. Our vision is to become downstate Illinois' premier, independent financial services franchise. What this means to you is an even stronger locally owned and operated community bank with added access and convenience. The merger of the two holding companies is expected to be completed by June 2007 followed by a bank merger in the fall of 2007.

Member FDIC